                             CONTACTS:  David Koppe, CFO
                                         (612) 936-7211

                                         Bernard McDonagh
                                         Vice President, Investor
                                         Relations
                                         (612) 936-7214

                                         Susan Busch
                                         Director, Communications
                                         (612) 992-5132


(For Immediate Release)

                        UNITED HEALTHCARE REPORTS RECORD
                   THIRD QUARTER EARNINGS OF $0.53 PER SHARE

                   THIRD QUARTER ENROLLMENT GAINS OF 142,600
                         STRONGEST IN COMPANY'S HISTORY

                SAME STORE ENROLLMENT GAIN ACCELERATES TO 19.3%
                       EARNINGS THRU NINE MONTHS UP 20.2%


MINNEAPOLIS (November 2, 1995) -- United HealthCare Corporation (NYSE:UNH) announced today that total revenues for the third quarter ended September 30, 1995 increased 27.0 percent to $1.22 billion compared to $956.8 million for the same period a year ago. Third quarter net earnings were $ 93.7 million, up 15.9 percent from net earnings of $80.8 million for last year's third quarter. Third quarter 1995 earnings per share were $0.53, a 15.2 percent increase over earnings per share of $0.46 for the third quarter of 1994.

For the nine months ended September 30, 1995, total revenues increased 24.2 percent to $3.48 billion, compared to $2.80 billion for the same period a year ago. Net earnings for the nine-month 1995 period were $273.0 million, up 20.7 percent from comparable net earnings of $226.2 million for the nine-month period in 1994. Earnings per share for the nine-month 1995 period were $1.55, a 20.2 percent increase over comparable earnings per share of $1.29 for the nine-month period in 1994.


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

United HealthCare Corporation
Third Quarter Results
November 2, 1995 -- p. 2


(In the second quarter of 1994, the company recorded nonrecurring, non-operating merger costs of $35.9 million associated with its May 1994 acquisitions of Complete Health Services, Inc. and Ramsay-HMO, Inc. This reduced net earnings before extraordinary gain by $22.3 million, or $0.13 per share, and resulted in reported net earnings before extraordinary gain of $1.16 per share for the first nine months of 1994. In addition, the company's May 1994 sale of its subsidiary Diversified Pharmaceutical Services, Inc. resulted in an extraordinary gain of $1.38 billion, or $7.85 per share.)

United HealthCare Chairman and CEO William McGuire said, "The third quarter was very positive on a number of fronts. We saw record enrollment gains in the quarter, adding 142,600 new members in our owned health plans while simultaneously seeing continued good control of medical and administrative costs. During a period in which the market remains competitive, we are particularly gratified by the acceptance of our products in various geographic and purchaser markets. This is attested to by our strong enrollment growth which accelerated in all of our product areas; commercial, Medicare and Medicaid. The company continued to employ the same underwriting discipline that has been guiding the company for the last six years, namely pricing our products to our costs and managing the medical and administrative costs associated with delivering these products."

ADDITIONAL HIGHLIGHTS
---------------------

ENROLLMENT: Year-over-year same-store enrollment in owned health plans accelerated to 19.3 percent, or 472,100 enrollees. Strong growth was seen in all segments, with commercial enrollment up 18.1 percent, Medicare 29.8 percent, and Medicaid 24.1 percent.

Third quarter 1995 same-store growth was a record for the company with the addition of 142,600 members. This compares with the 70,200 members added in the same quarter a year ago. For the nine months ended in September 1995, the company added a total of 407,300 members.

"We are extremely pleased with our third quarter enrollment growth," said Dr.
McGuire.   "We continue to see strong growth in the commercial segment and our ongoing efforts to accelerate growth in the Medicare segment appear to be paying off. Growth in the Medicaid segment was particularly encouraging considering the continued delays encountered by the state governments in getting federal waivers to initiate or expand managed care programs for this population. We currently believe strong growth will continue, with further acceleration of enrollment growth possible, particularly in these government programs."



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

United HealthCare Corporation
Third Quarter Results
November 2, 1995 -- p. 3


                 UNITED HEALTHCARE CORPORATION
                 OWNED HEALTH PLAN ENROLLMENT

                                    SEPTEMBER         DECEMBER
                                 1995        1994       1994
                              ---------   ---------   ---------
Enrollment (restated
 for pooled acquisitions
 only)
    Commercial                2,455,200   1,752,500   1,790,500
    Medicaid                    330,700     266,400     285,400
    Medicare                    137,100     105,600     108,900
                              ---------   ---------   ---------

      Total                   2,923,000   2,124,500   2,184,800
                              ---------   ---------   ---------

Enrollment (same-store
  restated for all
  acquisitions)
    Commercial                2,455,200   2,078,900   2,121,400
    Medicaid                    330,700     266,400     285,400
    Medicare                    137,100     105,600     108,900
                              ---------   ---------   ---------

      Total                   2,923,000   2,450,900   2,515,700
                              ---------   ---------   ---------



MEDICAL COSTS: The company noted that the medical expense ratio, the percent of premium revenue expensed as medical costs, rose slightly in the third quarter to
79.3 percent from 78.7 percent reported for the same quarter a year ago and from the 78.6 percent reported in the second quarter of 1995.

As in the second quarter, the major factors that caused this slight increase in the medical expense ratio were related primarily to the company's Medicaid programs:


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

United HealthCare Corporation
Third Quarter Results
November 2, 1995 -- p. 4


   . While progress is being made with the Rhode Island Medicaid Program, that program's medical expense ratio remains significantly higher than in the company's other plans. The company currently believes that as this program evolves the ratio should come down and be more in line with that of other markets.

   . The company continues to bear the cost of increased physician Medicaid fees it put in place in late 1994 in Chicago without the benefit of the anticipated growth in enrollment.

   . Rate cutbacks for Medicaid began to take effect in Florida during the quarter resulting in the Medicaid medical expense ratio in this market increasing almost two percentage points.

Aside from this, the company is not seeing any system wide increase in its medical cost experience.

SG&A COSTS: SG&A spending was 14.3 percent of revenues for the third quarter of 1995, down sequentially from the 14.6 percent reported in the second quarter, and up modestly from the 13.9 percent reported for the same quarter a year ago. The sequential reduction in SG&A spending on a percentage of revenue basis was due primarily to the company's increased enrollment growth.

MANAGED AND SPECIALTY SERVICES: These businesses continued their strong performance during the third quarter. Revenues from these operations grew 20.9 percent year over year while operating income was up a very strong 55.2 percent. Results from the company's managed health plans was one of the drivers of these excellent results; with enrollment in the managed plans up 22 percent year over year. In addition, the company's mental health subsidiary, United Behavioral Systems, and the company's Managed Care for the Aged business had strong results.

"We are extremely pleased with these third quarter results," said Dr. McGuire. "Enrollment growth in the third quarter set a record and showed the continued acceptance of our products by purchasers. Revenue growth was strong in the face of continued competition in certain markets, changing benefit structures for certain buyers, and reductions in Medicaid reimbursement in certain states. In spite of these pressures we were still able to increase earnings through the first nine months of 1995 at over a 20 percent rate."


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

United HealthCare Corporation
Third Quarter Results
November 2, 1995 -- p. 5


McGuire added that "We are now actively involved in the process of integrating the MetraHealth acquisition which was completed on October 2, 1995. We feel even more strongly now, after the completion of the acquisition, that the new combined entity will bring enhanced value to the purchasers of health care allowing United to continue its long record of producing superior growth in revenues and earnings. In addition, strategic efforts like our recently announced venture in South Africa as well as one currently under development in Europe, position the company to be a leader in what we believe will be the increasing internationalization of the managed care concept. We are currently looking forward to a strong fourth quarter in 1995 and continued excellent results in 1996."

United HealthCare now serves over 40 million individuals through its various products, including managed care and indemnity programs, as well as managed mental health and substance abuse services; utilization management; workers' compensation and disability management services; specialized provider networks; third-party administration (TPA) services; employee assistance services; Medicare and managed care programs for the aged; managed Medicaid services; managed pharmacy; health care evaluation services; information systems; and administrative services.


                                   # # # # #

                         UNITED HEALTHCARE CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)
                                  (unaudited)


                                                      Three Months Ended                Nine Months Ended
                                                          September 30                     September 30
                                                     ---------------------             ---------------------
                                                     1995             1994             1995             1994
                                                     ----             ----             ----             ----
 REVENUES
 Premiums                                         $1,100,013         $858,228       $3,153,275       $2,498,921
 Management Services                                  76,367           59,820          210,340          218,794
 Investment Income and Other                          39,156           38,786          113,701           82,140
                                                  ----------         --------       ----------       ----------
       Total Revenues                              1,215,536          956,834        3,477,316        2,799,855
                                                  ----------         --------       ----------       ----------
 OPERATING EXPENSES
 Medical Costs                                       872,358          675,650        2,480,020        1,957,494
 Selling, General and
  Administrative Costs                               173,267          133,462          500,364          424,996
 Depreciation & Amortization                          19,343           16,258           59,392           48,539
                                                  ----------         --------       ----------       ----------
       Total Operating Expenses                    1,064,968          825,370        3,039,776        2,431,029
                                                  ----------         --------       ----------       ----------
 EARNINGS FROM OPERATIONS                            150,568          131,464          437,540          368,826
 Interest Expense                                       (146)            (413)            (704)          (1,550)
 Merger Costs                                            --               --               --           (35,940)
                                                  ----------         --------       ----------       ----------
 EARNINGS BEFORE INCOME TAXES
  MINORITY INTERESTS AND
  EXTRAORDINARY GAIN                                 150,422          131,051          436,836          331,336
 Provision for Income Taxes                          (55,655)         (49,810)        (161,629)        (125,908)
 Minority Interests in Net Earnings
  of Consolidated Subsidiaries                        (1,097)            (399)          (2,226)          (1,532)
                                                  ----------         --------       ----------       ----------
 NET EARNINGS BEFORE
  EXTRAORDINARY GAIN                                  93,670           80,842          272,981          203,896
 Extraordinary Gain on Sale of
  Subsidiary, net of income
  taxes of $808,758                                      --               --               --         1,377,075
                                                  ----------         --------       ----------       ----------
 NET EARNINGS                                        $93,670          $80,842         $272,981       $1,580,971
                                                  ==========         ========       ==========       ==========
 Net Earnings Per Share Before
  Extraordinary Gain                                   $0.53            $0.46            $1.55            $1.16
 Extraordinary Gain Per Share                            --               --               --              7.85
                                                  ----------         --------       ----------       ----------
 Net Earnings Per Share                                $0.53            $0.46            $1.55            $9.01
                                                  ==========         ========       ==========       ==========
 Weighted Average Number of Common
 Shares Outstanding                                  177,070          176,038          176,615          175,501
                                                  ==========         ========       ==========       ==========

                         UNITED HEALTHCARE CORPORATION
                               EARNINGS REPORT*
                     (in thousands, except per share data)
                                  (unaudited)


                                                           Three Months Ended
                                                September 30, 1995     September 30, 1994
                                                ------------------     ------------------
 Revenues                                              $1,215,536               $956,834

 Net earnings                                             $93,670                $80,842


 Net earnings per share                                     $0.53                  $0.46


 Average number of common shares
  outstanding                                             177,070                176,038



                                                           Nine Months Ended
                                                September 30, 1995     September 30, 1994
                                                ------------------     ------------------
 Revenues                                               $3,477,316             $2,799,855

 Net earnings before extraordinary gain                   $272,981               $203,896 **
 Extraordinary gain on sale of subsidiary                      ---              1,377,075
                                                 ------------------     ------------------
 Net earnings                                              $272,981             $1,580,971
                                                 ==================     ==================

 Net earnings per share before
  extraordinary gain                                          $1.55                  $1.16 **
 Extraordinary gain per share                                   ---                   7.85
                                                 ------------------     ------------------
 Net earnings per share                                       $1.55                  $9.01
                                                 ------------------     ------------------
 Average number of common shares
  outstanding                                               176,615                175,501

* All periods presented include the results of Ramsay HMO, Inc., and Complete Health Services, Inc. in accordance with pooling of interests accounting.
**Excluding the nonrecurring, non-operating costs of $35.9 million before tax, $22.3 million after tax, net earnings before extraordinary gain for the nine months ended September 30, 1994 would have been $226.2 million, or $1.29 per share.


                          UNITED HEALTHCARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)


                                        September 30, 1995     December 31, 1994
                                        ------------------     -----------------
                                           (unaudited)
 ASSETS
   Cash and Short-term Investments          $1,583,998             $1,654,336
   Other Current Assets                        309,703                253,879
   Long-term Investments                     1,001,584              1,115,054
   Other Long Term Assets                    1,001,586                466,210
                                            ----------             ----------
     TOTAL ASSETS                           $3,896,871             $3,489,479
                                            ----------             ----------

 LIABILITIES AND
 SHAREHOLDERS' EQUITY
   Medical Services Payables                  $500,450               $443,559
   Other Current Liabilities                   235,699                220,743
   Long-term Obligations                        26,189                 24,275
                                            ----------             ----------
     TOTAL LIABILITIES                         762,338                688,577


 Minority Interests                              7,021                  5,446
 Shareholders' Equity                        3,127,512              2,795,456
                                            ----------             ----------
     TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY                 $3,896,871             $3,489,479
                                            ==========             ==========
